UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lucid, Inc.

(Exact name of registrant as specified in its charter)

New York	16-1406957
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2320 Brighton-Henrietta T.L. Road

Rochester, New York 14623

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333- 173555

Securities to be registered pursuant to Section 12(g) of the Act: Units; Common Stock, par value $.01 per share; Common Stock Purchase Warrants

Item 1.    Description of Registrant’s Securities to be Registered

Lucid, Inc. (the “Registrant”) hereby incorporates by reference the description of the Units, Common Stock and Warrants to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-173555), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2011, and as amended from time to time (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits

List below all exhibits filed as part of the registration statement.

Exhibit No.	Description
Exhibit 3.1	Restated Certificate of Incorporation of Lucid, Inc., as filed with the New York Department of State on July 31, 2001*
Exhibit 3.2	Certificate of Amendment to Restated Certificate of Incorporation of Lucid, Inc., as filed with the New York Department of State on June 16, 2010*
Exhibit 3.3	Amended and Restated Bylaws of Lucid, Inc., as adopted on December 14, 2010*
Exhibit 3.4	Restated Certificate of Incorporation of Lucid, Inc., as filed with the New York Department of State on May 6, 2011**
Exhibit 3.5	Certificate of Amendment to Certificate of Incorporation of Lucid, Inc., as filed with the New York Department of State on December 6, 2011***
Exhibit 4.1	Form of Warrant Agreement between Lucid, Inc. and American Stock Transfer Company, as warrant Agent***
Exhibit 4.2	Form of Warrant included in Units***

*Previously filed as an exhibit to the Registration Statement on Form S-1 filed on April 15, 2011

**  Previously filed as an exhibit to Amendment No. 1 on Form S-1 filed on  June 27, 2011

***  Previously filed as an exhibit to Amendment No. 6 on Form S-1 filed on December 13, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2011	LUCID, INC.

	By:	/s/ L. Michael Hone
L. Michael Hone
Chief Executive Officer